Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-1POSAM No. 333-262631 and No.333-255041 of our report dated April 1, 2024, of Kraig Biocraft Laboratories, Inc. relating to the audit of the consolidated financial statements as of December 31, 2023 and 2022, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC
Houston, TX
May 29, 2024